UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 29, 2016

Date of Report (Date of earliest event reported)

Installed Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36307	45-3707650
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. employer identification number)

495 South High Street, Suite 50

Columbus, Ohio 43215

(Address of principal executive offices, including zip code)

(614) 221-3399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2016, Installed Building Products, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with (i) EMPER Holdings, LLC, an indirect wholly owned subsidiary of the Company (the “Purchaser”), (ii) each of PREEM Holdings I, LLC and PREEM Holdings II, LLC (together, the “Sellers”), (iii) each of Vikas Verma and Henry Schmueckle (together, the “Individuals,” and collectively with the Sellers, the “Equityholders”) and (iv) Vikas Verma in his capacity as the Equityholders’ representative (the “Equityholders’ Representative”).

Pursuant to the terms of, and subject to the conditions contained in, the Purchase Agreement, the Purchaser will acquire from the Sellers (the “Acquisition”) all of the outstanding shares of (i) Trilok Industries, Inc. (“Trilok”), which is the sole equityholder of Alpha Insulation & Waterproofing, Inc. (“Alpha”), and (ii) Alpha Insulation & Waterproofing Company (“Alpha Company” and together with Trilok and Alpha, the “Target Companies”).

Founded in 1982, the Target Companies are headquartered in Atlanta, Georgia and serve commercial customers through an expanding network of 8 branch locations located in Georgia, Florida, Texas, Alabama, Tennessee and North Carolina. The Target Companies’ products include waterproofing, insulation, fireproofing and fire stopping. The Target Companies service large, long-lead time commercial projects including office buildings, airports, sports complexes, museums, hospitals, hotels and educational facilities.

The aggregate consideration for the Acquisition is $92,120,000 (the “Purchase Price”). The Company will pay $9,212,000 of the Purchase Price on behalf of the Purchaser by issuing 282,577 shares of its common stock (the “Equity Consideration”). The Purchaser will pay the remaining amount of the Purchase Price in cash. The Purchase Price is subject to customary adjustments for cash and net working capital. The Purchaser will also pay in full certain indebtedness of the Target Companies. Any payment for indebtedness in excess of $350,000 will reduce the amount of the Purchase Price by a corresponding amount.

The Purchaser may also be required to pay an additional amount in cash as earnout consideration. The earnout payment will be equal to three times the amount, if any, by which the total EBITDA for the Target Companies’ fiscal year ending December 31, 2016 exceeds $15,655,477.

The Purchase Agreement contains customary representations, warranties and covenants. The Equityholders have also agreed not to solicit, or enter into discussions or agreements with third parties relating to, alternative business combination transactions involving any of the Target Companies through the consummation of the Acquisition. Consummation of the Acquisition is subject to (i) customary closing conditions, including receipt of certain antitrust regulatory approvals, accuracy of representations (subject to materiality qualifiers) and compliance with covenants in all material respects; (ii) certain persons, including the Individuals, having agreed to employment offer letters and noncompetition agreements; (iii) certain individuals having agreed to release and waiver agreements; and (iv) the Purchaser having received certain documents with respect to the Target Companies’ leased properties.

The Company expects to close the Acquisition in the first quarter of 2017. If the closing does not occur by February 25, 2017, then the Purchaser or the Equityholders’ Representative can terminate the Purchase Agreement, subject to an extension for antitrust regulatory approval and certain other conditions.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Form 8-K and incorporated by reference into this Item 1.01.

Note Regarding the Purchase Agreement

In reviewing the Purchase Agreement, please remember that it is included to provide you with information regarding its terms and conditions. The Purchase Agreement contains representations and warranties by each of the parties to the Purchase Agreement, made as of specific dates. These representations and warranties were made solely for the benefit of the other parties to the Purchase Agreement and (i) were not intended to be treated as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) have been qualified in the Purchase Agreement by reference to certain disclosures contained in separate disclosure letters delivered by the parties to each other and, in the case of the Company, certain filings made by the Company with the Securities and Exchange Commission and (iii) applied standards of materiality in ways that are different from what may be viewed as material by you or other investors. Accordingly, the representations and warranties and other provisions of the Purchase Agreement should not be read alone as characterizations of the actual state of facts about the parties to the Purchase Agreement.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including with respect to the closing of the transactions contemplated by the Purchase Agreement. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, legal or regulatory proceedings or other matters that affect the timing or ability to complete the Acquisition as contemplated, the possibility that the Acquisition will not close due to failure to satisfy the closing conditions, the occurrence of any event, change or circumstances that could give rise to the termination of the Purchase Agreement, and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this Form 8-K speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Item 7.01	Regulation FD Disclosure.

On October 29, 2016, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

On October 31, 2016, the Company published a presentation regarding the Target Companies. A copy of the presentation is attached to this Form 8-K as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of October 29, 2016, among EMPER Holdings, LLC; PREEM Holdings I, LLC; PREEM Holdings II, LLC; Vikas Verma; Henry Schmueckle; Vikas Verma in his capacity as the equityholders’ representative; and Installed Building Products, Inc. †

99.1	Press Release, dated October 29, 2016

99.2	Presentation, dated October 31, 2016

†	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSTALLED BUILDING PRODUCTS, INC.

Date: October 31, 2016	By:	/s/ Michael T. Miller
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Share Purchase Agreement, dated as of October 29, 2016, among EMPER Holdings, LLC; PREEM Holdings I, LLC; PREEM Holdings II, LLC; Vikas Verma; Henry Schmueckle; Vikas Verma in his capacity as the equityholders’ representative; and Installed Building Products, Inc. †

99.1	Press Release, dated October 29, 2016

99.2	Presentation, dated October 31, 2016

†	Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplemental copies of any of the omitted schedules to the Securities and Exchange Commission upon request.